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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   Form 8-K


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 21, 1995


                     Resource Recycling Technologies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                          1-6774                       16-1352980
- --------------------------------------------------------------------------------
(State or other                   (Commission                 (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


                 300 Plaza Drive, Vestal, New York        13850
             -----------------------------------------------------
             (Address of principal executive offices)   (Zip Code)


       Registrant's telephone number, including area code (607) 798-7137
       -----------------------------------------------------------------

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Item 1.  Changes in Control of Registrant.

     Pursuant to an Agreement and Plan of Merger dated March 17, 1993 (the "Agreement"), among Resource Recycling Technologies, Inc. (the "Registrant"), Waste Management, Inc. ("WWI") and WMI Acquisition Sub, Inc. ("WMI Acquisition"), WMI Acquisition acquired on April 21 and 28, 1995 an aggregate of 2,568,304 shares of common stock of the Registrant (the "Common Stock") in a cash tender offer (the "Offer") commenced by WMI Acquisition on March 23, 1995. (A copy of the Agreement is attached hereto as Exhibit 10(a) and incorporated by reference herein.) The shares of Common Stock sold to WMI Acquisition pursuant to the Offer constitute in the aggregate 95.9% of the outstanding Common Stock.

     In addition, on April 28, 1995, pursuant to the Agreement, WMI Acquisition was merged (the "Merger") with and into the Registrant, with the Registrant as the surviving corporation from the Merger. Each share of Common Stock outstanding at the effective time of the Merger, other than shares owned by WMI Acquisition or WMI, shares held in the treasury of the Registrant and shares as to which dissenters' rights of appraisal have been or will be properly perfected, was automatically converted into the right to receive $11.50 per share (the "Merger Consideration") without interest. As a result of the Merger, the Registrant became a wholly owned subsidiary of WMI.


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     The purchase price paid by WMI Acquisition for the shares of Common Stock purchased pursuant to the Offer and Merger was $11.50 per share, for an aggregate consideration of approximately $30,789,000, assuming no holders of Common Stock exercise dissenters' rights of appraisal. The Registrant was informed that this amount was furnished to WMI Acquisition by WMI, and that WMI obtained such funds from its general corporate funds.

     In addition, pursuant to the Merger Agreement, in full settlement thereof, each holder of (1) a stock option or warrant received at the time of the Merger a cash payment from the Registrant in an amount equal to the excess, if any, of the Merger Consideration over the per share exercise price of such stock option or warrant, multiplied by the number of shares covered by such stock option or warrant, net (in the case of employee stock options) of any income tax withholding and payroll taxes applicable to such payment, and (2) the Registrant's 8.25% convertible preferred stock (the "Convertible Preferred Stock") received on April 21, 1995 a cash payment from the Registrant of $74,853.50, which was equal to the Merger Consideration times the number of shares of Common Stock into which the Convertible Preferred Stock could have been converted immediately prior to the Merger. The aggregate payment by the Registrant in settlement of all outstanding stock options, the outstanding stock warrant and the Convertible Preferred Stock was $3,649,041.

     On April 21, 1995, pursuant to the Agreement, all members of the Registrant's Board of Directors except Lawrence J. Schorr


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resigned as directors of the Registrant.  Three officers of WMI, Phillip B.
Rooney, Joseph M. Holsten and T. Michael O'Brien, Jr., were elected to the Registrant's Board upon such resignations. On April 28, 1995, Lawrence J. Schorr also resigned as a director of the Registrant.


Item 2.  Financial Statements and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits:


Exhibit
 Number     Description                                                     Page
- -------     -----------                                                     ----
10(a)       Agreement and Plan of Merger dated March 17, 1995 among
            Resource Recycling Technologies, Inc., Waste Management,
            Inc. and WMI Acquisition Sub, Inc.                                 *


* Incorporated by reference, filed as Exhibit 1 to Registrant's Schedule 14D-1 filed March 23, 1995.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           RESOURCE RECYCLING TECHNOLOGIES, INC.


Date:  April 28, 1995                  By: /s/ LAWRENCE J. SCHORR
                                           -------------------------------------
                                           Lawrence J. Schorr
                                           President and Chief
                                             Executive Officer





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